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                                                                    EXHIBIT 23.1


                [LETTERHEAD OF CHERRY, BEKAERT & HOLLAND, L.L.P.]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Georgia-Carolina Bancshares, Inc.

         We consent to the use in this Annual Report on Form 10-KSB our report dated February 6, 1998, relating to the statements of financial condition of Georgia-Carolina Bancshares, Inc., as of December 31, 1997 and 1996, and the related statements of income, changes stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997.


                                    /s/ Cherry, Bekaert & Holland, L.L.P
                                    ------------------------------------



Augusta, Georgia
March 27, 1998